Exhibit 5
[LETTERHEAD OF FIRSTENERGY CORP.]
September 22, 2010
FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308
     Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     I am Vice President, Legal, of FirstEnergy Service Company, and have acted as counsel to its affiliate, FirstEnergy Corp., an Ohio corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “SEC”) of the above-captioned registration statement on Form S-3 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of the offering and sale by the Company of up to 6,000,000 shares of the Company’s common stock, $0.10 par value per share (the “Shares”). The Shares are to be offered and sold by the Company pursuant to the FirstEnergy Corp. Stock Investment Plan (the “Plan”), or any successor plans thereto, as such Plan or successor plans may be amended from time to time.
     In connection with this opinion, I or persons under my supervision or control have reviewed originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Company’s Amended Articles of Incorporation, the Company’s Amended Code of Regulations, the Plan and the resolutions of the Board of Directors of the Company relating to the authorization and proposed issuance and sale of the Shares pursuant to the Plan. In addition, I or persons under my supervision or control have reviewed originals, or copies certified or otherwise identified to my satisfaction, of such other instruments, certificates, records and documents and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have reviewed such questions of law, as I have deemed necessary or appropriate for purposes of this opinion. In such review, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents.
     Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:
     1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Ohio.

     2. When (i) the Registration Statement shall have become effective under the Act, (ii) the Shares shall have been duly issued in accordance with the terms of the Plan as described in the Registration Statement and in accordance with the applicable resolutions of the Board of Directors of the Company, and (iii) the Shares shall have been delivered to the purchasers thereof against payment of the agreed consideration thereof determined in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.
     In connection with this opinion, I have assumed that the authorization of the Shares will not have been modified or rescinded by the Board of Directors of the Company and there will not have occurred any change in law affecting the validity or enforceability of such Shares prior to their issuance.
     This opinion is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. I undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.
     I consent to the filing of this opinion as an exhibit to the Registration Statement and I further consent to the use of my name under the caption “Legal Matters” in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.
     I am a member of the Bar of the State of Ohio, and I do not express any opinion herein concerning any law other than the law of the State of Ohio.
Very Truly Yours,
/s/ Robert P. Reffner
Robert P. Reffner, Esq.
Vice President, Legal